UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2013

AMERICAN MIDSTREAM PARTNERS, LP
(Exact name of registrant as specified in its charter)
Delaware    001-35257    27-0855785

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1614 15th Street, Suite 300 Denver, Colorado (Address of principal executive offices)	80202 (Zip Code)

Registrant’s telephone number, including area code: (720) 457-6060

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 10, 2013, American Midstream Partners, LP (the “Partnership”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with AL Blackwater, LLC, a Delaware limited liability company (“ALB”) an affiliate of ArcLight Capital Partners, LLC (“ArcLight”), Blackwater Midstream Holdings LLC, a Delaware limited liability company and a majority owned subsidiary of ALB (“Blackwater”), and Blackwater Merger Sub, LLC, a Delaware limited liability company and an indirect wholly owned subsidiary of the Partnership (“Merger Sub”). Pursuant to the terms of the Merger Agreement, Blackwater, a developer and operator of petroleum, agricultural, and chemical liquid terminal storage facilities, will merge with Merger Sub, with Blackwater continuing as the surviving entity and an indirect wholly owned subsidiary of the Partnership (the “Merger”). Blackwater operates 1.59 million barrels of storage capacity across four terminal sites located in Westwego, Louisiana; Brunswick, Georgia; Harvey, Louisiana; and Salisbury, Maryland.

The aggregate purchase price for the merger is approximately $60 million, subject to certain purchase price adjustments (the “Consideration”), which will be paid in a combination of cash and approximately $3 million of Partnership common units (the “Rollover Units”).  The aggregate Consideration includes the payoff of existing indebtedness of Blackwater.

In addition to the Consideration, the Partnership has agreed to an earnout that is payable to ALB if, at any time during the five years following the consummation of the Merger, Blackwater Harvey, LLC, a Delaware limited liability company and a wholly owned subsidiary of Blackwater (“BW Harvey”), exceeds a trailing-twelve month “EBITDA” of $5,000,000 (the “Target”). In the event BW Harvey achieves the Target, the Partnership will pay ALB the lesser of (i) $5,000,000 and (ii) 50% of eight times BW Harvey’s trailing-twelve month “EBITDA” less its capital costs.

The Merger Agreement contains certain representations, warranties, and covenants. The closing of the Merger is subject to a financing condition for the Partnership and certain other customary conditions.

In connection with the Merger, ALB will indemnify the Partnership for damages resulting from, among other things, certain breaches of ALB’s or Blackwater’s representations and warranties set forth in the Merger Agreement. Additionally, the Partnership will indemnify ALB and its affiliates for damages resulting from, among other things, certain breaches of the Partnership’s or Merger Sub’s representations and warranties set forth in the Merger Agreement, as well for any damages arising from certain environmental claims relating to Blackwater’s operations. In connection with the Merger, ArcLight Energy Partners Fund V, L.P., a Delaware limited partnership and an affiliate of ArcLight, has agreed to guarantee the obligations of ALB under the Merger Agreement.

ArcLight is an affiliate of High Point Infrastructure Partners, LLC, which owns a 90% interest in American Midstream GP, LLC, our general partner. Accordingly, the conflicts committee of the general partner’s Board of Directors approved the Merger Agreement and the transactions contemplated thereby. The conflicts committee, a committee of independent members of the general partner’s Board of Directors, retained independent legal and financial advisors to assist it in evaluating the Merger Agreement and the transactions contemplated thereby.

The description of the Merger Agreement contained in this Item 1.01 is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated by reference herein. The Merger Agreement has been included as an exhibit hereto solely to provide unitholders with information regarding its terms. It is not intended to be a source of financial, business or operational information about the Partnership, Blackwater or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement are made only for purposes of the Merger Agreement and are made as of specific dates; are solely for the benefit of the parties; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Merger Agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties rather than establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Unitholders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Partnership, Blackwater or their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures.

In connection with the Merger Agreement, and because the Partnership considers the consummation of the merger contemplated thereby to be probable, the Partnership is filing (i) as Exhibit 99.2 hereto, audited consolidated financial statements of Blackwater as of and for the years ended March 31, 2013 and 2012, (ii) as Exhibit 99.3 hereto, unaudited combined financial statements of Blackwater as of September 30, 2013 and for the six months ended September 30, 2013 and 2012; and (iii) as Exhibit 99.4 hereto, the Partnership’s unaudited pro forma condensed consolidated balance sheet for the nine months ended September

30, 2013 and unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2013 and the year ended December 31, 2012.

Item 7.01 Regulation FD Disclosure.

In accordance with General Instruction B.2 of Form 8-K, the following information in this Current Report on Form 8-K (including the exhibit) is furnished pursuant to Item 7.01 and shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. This Current Report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

The Partnership issued a press release on December 10, 2013 announcing the execution of the Merger agreement. A copy of the press release is being furnished and is attached as Exhibit 99.1 hereto and incorporated into this Item 7.01 by reference.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired

The audited consolidated balance sheets as of March 31, 2013 and 2012, the audited consolidated statements of operations, statement of changes in stockholder's and members' equity and statement of cash flows for the two years ended March 31, 2013 of Blackwater, the related notes thereto, and report of independent registered public accounting firm related thereto with respect to audited financial statements, are filed as Exhibit 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.
The unaudited consolidated balance sheets as of September 30, 2013, the unaudited consolidated statement of operations for the three and six months ended September 30, 2013 and 2012, and the unaudited statement of changes in stockholder's and member's equity and statement of cash flows for the six months ended September 30, 2013 of Blackwater, the related notes thereto, are filed as Exhibit 99.3 to this Current Report on Form 8-K and are incorporated herein by reference.
(b) Pro Forma Financial Information.
The Partnership’s unaudited pro forma condensed consolidated balance sheet as of September 30, 2013, and unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2013 and the year ended December 31, 2012 and the related notes thereto, are furnished as Exhibit 99.4 to this Current Report on Form 8-K and are incorporated herein by reference.
(c) Not applicable
(d) Exhibits.
See “Index to Exhibits” attached to this Current Report on Form 8-K, which is incorporated by reference herein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Midstream Partners, LP

	By:	American Midstream GP, LLC,
its General Partner

Date: December 10, 2013	By:	/s/ Daniel C. Campbell
	Name:	Daniel C. Campbell
	Title:	Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

2.1	Agreement and Plan of Merger by and among Blackwater Marger Sub, LLC, Blackwater Midstream Holdings LLC, American Midstream Partners, LP and Blackwater Merger Sub, LLC, dated as of December 10, 2013
23.1	Consent of MaloneBailey, LLP
99.1	American Midstream Partners, LP press release dated December 10, 2013
99.2
The Audited consolidated balance sheets as of March 31, 2013 and 2012, the audited consolidated statements of operations, statement of changes in stockholder's and member's equity and statement of cash flows for the two years ended March 31, 2013 of Blackwater, the related notes thereto, and report of independent registered public accounting firm related thereto with respect to audited financial statements

99.3
The Unaudited consolidated balance sheets as of September 30, 2013, the unaudited consolidated statement of operations for the three and six months ended September 30, 2013 and 2012, the statement of changes in stockholder's and members' equity and statement of cash flows for the six months ended September 30, 2013 and 2012 of Blackwater, the related notes thereto

99.4
Unaudited pro forma condensed consolidated balance sheet of American Midstream Partners, LP as of September 30, 2013, and unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2013 and the year ended December 31, 2012 and the related notes thereto